EXHIBIT 22

                            ALEXANDER & BALDWIN, INC.
                      SUBSIDIARIES AS OF FEBRUARY 28, 1995


                                            State or Other
                                           Jurisdiction Under
Name of Subsidiary                          Which Organized

A&B-Hawaii, Inc.                                  Hawaii
   Subsidiaries:
     A & B Development Company (California)       California
     A & B Properties, Inc.                       Hawaii
     California and Hawaiian Sugar
     Company, Inc.                                Hawaii
     East Maui Irrigation Company, Limited        Hawaii
     Kahului Trucking & Storage, Inc.             Hawaii
     Kauai Commercial Company, Incorporated       Hawaii
     Kukui'ula Development Company, Inc.          Hawaii
     McBryde Sugar Company, Limited               Hawaii
          Subsidiary: Island Coffee
                      Company, Inc.               Hawaii
     South Shore Community Services, Inc.         Hawaii
     South Shore Resources, Inc.                  Hawaii
     WDCI, INC.                                   Hawaii

Matson Navigation Company, Inc.                   Hawaii
   Subsidiaries:
     Matson Intermodal System, Inc.               Hawaii
     Matson Leasing Company, Inc.                 Hawaii
        Subsidiaries:
          Matson Leasing Company GmbH             Germany
          Matson Leasing Company (HK) Limited     Hong Kong
          Matson Leasing Company Limited          United Kingdom
          Matson Leasing Company
             (Singapore) Pte Ltd                  Singapore
          Matson Leasing Company S.A.R.L.         France
          Matson Leasing Company (Europe)
             (S.A.R.L.)                           France
          Matson Leasing Company Servicos Ltda.   Brazil
          Pacific International Container
             Corporation                          Hawaii
     Matson Services Company, Inc.                Hawaii
     Matson Terminals, Inc.                       Hawaii


NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.